UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
As a result of the cumulative effect of (1) the cash dividend on common stock declared by the Board of Directors of The Interpublic Group of Companies, Inc. (“IPG” or the “Company”) payable on September 17, 2013 to holders of record as of September 3, 2013, and (2) the IPG common stock cash dividend paid on June 21, 2013, the number of shares of IPG common stock into which the Company's 5 1/4% Series B Cumulative Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) may be converted has been adjusted in accordance with the terms of the Series B Preferred Stock.
The applicable conversion rate for the Series B Preferred Stock has been adjusted as follows:

Former Conversion Rate	New Conversion Rate	Former Total Conversion Shares	New Total Conversion Shares
77.1251	77.8966	17,081,204	17,252,072
The conversion rate with respect to the Series B Preferred Stock is the number of IPG common shares into which each share of Series B Preferred Stock may be converted, which as adjusted represents a conversion price of approximately $12.84 per conversion share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: September 3, 2013	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary